                                  Exhibit 11.1

             Statement Regarding Computation of Per Share Earnings
                   (In thousands, except per share amounts )


                                                      Quarter Ended
                                                         March 31,
                                                    ------------------
                                                     1997       1996
                                                    -------    -------

Net income                                          $39,671    $27,352


Weighted average number of common stock
and common stock equivalents outstanding during
each period - primary                                42,235     45,653

Weighted average number of common stock
and common stock equivalents outstanding during
each period - fully diluted                          42,132     45,782



Net earnings per  share - primary                   $  0.94    $  0.60
                                                    -------    -------
                                                    -------    -------
Net earnings per share - fully diluted              $  0.94    $  0.60
                                                    -------    -------
                                                    -------    -------